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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                            Media Contact: Bob Hetherington
                                                                    901.682.1360
                                                           bhether@earthlink.net
                                             Financial Contact: Randall H. Brown
                                                                    901.259.2500
                                                             rbrown@edrtrust.com

    EDUCATION REALTY TRUST COMPLETES PREVIOUSLY ANNOUNCED PORTFOLIO PURCHASE

        ACQUISITION OF 13 STUDENT COMMUNITIES IN SIX STATES EXTENDS EDR'S
                              SIZE, SCOPE AND REACH

Memphis, Tennessee, January 10, 2005 - Education Realty Trust, Inc. (NYSE: EDR) today announced it has completed its previously announced acquisition of 13 collegiate student housing communities with a combined total of 5,894 beds from Place Properties, L.P. of Atlanta, Georgia.

The transaction, valued at approximately $195 million in cash, partnership units, assumed debt and defeased debt, closed on January 6, 2006.

EDR is already one of America's largest owners and operators of collegiate student housing. The most recent purchase boosts its owned portfolio to 39 properties with 25,395 beds, including 26 properties with 19,501 beds that EDR owns and manages. EDR continues to provide third-party management services for 20 additional collegiate communities containing 11,073 beds and has student housing communities with 5,590 beds under construction or in development.

"We're building the bigger, stronger, more vibrant company we envisioned when, after more than 50 years in business, we became a public company just one year ago," said Paul O. Bower, EDR's chairman, chief executive officer and president. "We expect our portfolio purchase of top properties in these selected regional markets not only to hasten our growth but to provide EDR with strategic and tangible benefits for years."

Cecil M. Phillips, chairman and CEO of Place Properties, said, "The transaction with Education Realty Trust is a transforming one for Place Properties. We have established the Place team's "value add" to student housing, as well as the capital platform to execute our expanded development strategy. We also could not be happier than to manage this portfolio for its new owners, EDR."

The portfolio acquired from Place Properties includes:

     -    Troy Place, a 408-bed community serving Troy State University in Troy,
          Ala.

     - Jacksonville Place, a 504-bed community serving Jacksonville State University in Jacksonville, Ala.

     - Statesboro Place, a 528-bed community serving Georgia Southern University in Statesboro, Ga.

     - Macon Place, a 336-bed community serving Macon State University in Macon, Ga.

     - Clayton Place I and II, with 854 beds serving Clayton College and State University in Morrow, Ga.

     - Carrollton Place, a 336-bed community serving the State University of West Georgia in Carrollton, Ga.

     - River Place, a 504-bed community serving the State University of West Georgia in Carrollton, Ga.

     - Murray Place, a 408-bed community serving Murray State University in Murray, Ky.

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     -    Western Place, a 504-bed community serving Western Kentucky University in Bowling Green, Ky.

     - Cape Place, a 360-bed community serving SE Missouri State University in Cape Girardeau, Mo.

     - Clemson Place, a 288-bed community serving Clemson University in Clemson, S.C.

     - Berkeley Place, a 480-bed community serving Clemson University in Clemson, S.C.

     - Martin Place, a 384-bed community serving the University of Tennessee at Martin in Martin, Tenn.

EDR acquired the Place Properties portfolio for a combination of cash, partnership units and assumed debt. The cash contribution totaled approximately $95.8 million, including cash used to repay debt. The cash came from approximately $67.2 million raised in a private placement of EDR shares in September of 2005 and from $28.6 million drawn from the company's $100 million credit facility. EDR also contributed 36,954 limited partnership units, which are convertible into a like number of EDR common shares, and assumed interest-only mortgage debt on the portfolio of approximately $98.7 million. The mortgage debt carries an average interest rate of 6.439 percent and an average term of 3.9 years.

Under terms of the transaction, Place Properties sold its owned portfolio to EDR and then leased back the properties and will operate them with the existing management teams under a renewable, initial five-year lease agreement with EDR.

"The sale-leaseback structure allows us to grow our company, our holdings and our revenues without growing our overhead at these individual properties," said Bower. "This is a very efficient way for us to enter into these regional markets, keeping experienced managers with local knowledge on the job as we help enhance operations."

At the time of closing, occupancy of the Place Properties portfolio was 94.3%.

UBS Investment Bank served as exclusive financial advisor to EDR in connection with the acquisition and Blue Vista Capital, LLC advised Place Properties on the transaction.

ABOUT EDUCATION REALTY TRUST

Education Realty Trust is one of America's largest owners and operators of collegiate student housing, owning and/or managing approximately 36,468 beds at 59 properties near campuses across America and developing another 5,590 beds. EDR is one of the largest real estate investment trusts (REITs) focused solely on collegiate student housing, and is the nation's most experienced provider of collegiate student housing, as the successor to the first national company to own, build, and operate collegiate student residences. For more information about EDR, please visit the company's Web site at www.educationrealty.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this media release regarding Education Realty Trust's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the "Business-Risk Factors" section of EDR's annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update

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publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.


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